Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
Directors of Pacific
American Income Shares,
Inc.:

In planning and
performing our audit of
the financial statements
of the Pacific American
Income Shares, Inc.
(hereafter referred to as
the "Fund") for the year
ended December 31, 2004,
we considered its
internal control,
including control
activities for
safeguarding securities,
in order to determine our
auditing procedures for
the purpose of expressing
our opinion on the
financial statements and
to comply with the
requirements of Form N-
SAR, not to provide
assurance on internal
control.

The management of the
Fund is responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with generally
accepted accounting
principles.  Those
controls include the
safeguarding of assets
against unauthorized
acquisition, use or
disposition.

Because of inherent
limitations in internal
control, errors or fraud
may occur and not be
detected.  Also,
projection of any
evaluation of internal
control to future periods
is subject to the risk
that controls may become
inadequate because of
changes in conditions or
that the effectiveness of
their design and
operation may
deteriorate.

Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).  A
material weakness, for
purposes of this report,
is a condition in which
the design or operation
of one or more of the
internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in amounts
that would be material in
relation to the financial
statements being audited
may occur and not be
detected within a timely
period by employees in
the normal course of
performing their assigned
functions.  However, we
noted no matters
involving internal
control and its
operation, including
controls for safeguarding
securities, which we
consider to be material
weaknesses as defined
above as of December 31,
2004.

This report is intended
solely for the
information and use of
the Board of Directors,
management and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these
specified parties.


Baltimore, Maryland
February 11, 2005

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